Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

This Sixth Amendment to Revolving Credit Agreement (this “Amendment”) is entered into as of May 28, 2010 (the “Effective Date”) by and among Richardson Electronics, Ltd., a Delaware corporation, Richardson Electronics Limited, an English limited liability company, Richardson Electronics Benelux B.V., a Dutch private limited liability company, Richardson Electronics Pte Ltd., a company organized under the laws of Singapore, Richardson Electronics Pty Limited, a company organized under the laws of New South Wales, Australia, Richardson Electronics Hong Kong Limited, a company organized under the laws of Hong Kong, Richardson Electronics GmbH, a company organized under the laws of Germany, Richardson Electronics K.K., a company organized under the laws of Japan, the lenders party hereto (each, a “Lender” and collectively, the “Lenders”) and JP Morgan Bank, N.A., a national banking association as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Revolving Credit Agreement dated as of July 27, 2007 (as amended or modified from time to time, the foregoing being referred to as the “Agreement”);

WHEREAS, the Borrowers, the Lenders and the Agent desire to amend the Agreement in certain respects on terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement.

2. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) Section 1.1 of the Agreement is hereby amended to delete in their entirety the definitions of “Aggregate Commitment”, “Borrowing Base” and Facility Termination Date”, and to replace said definitions as follows:

“‘Aggregate Commitment’ means the aggregate of the Commitments of all the Lenders as increased or reduced from time to time under the terms hereof. The initial Aggregate Commitment shall be Forty Million Dollars ($40,000,000).”

“‘Borrowing Base’ means, at any time and in respect of the US-Borrower and its Wholly-Owned Subsidiaries: (i) for the period between May 28, 2010 and July 31, 2010, an amount equal to the Aggregate Commitment; and (ii) otherwise, an amount equal to the sum of (i) eighty percent (80%) of the Net Amount of Eligible Accounts; plus (ii) fifty percent (50%) of the lesser of cost (determined on an average cost basis) and fair market value of Eligible Inventory but in no event shall the value of Eligible Inventory for this purpose exceed the lesser of (a) Dollar Amount of Twenty Million Dollars ($20,000,000) or (b) 55% of the Aggregate Commitment.

“‘Facility Termination Date’ means May 31, 2013, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.”

(b) Sections 2.4.2, 6.23 and 6.24 are hereby deleted in their entirety and replaced as follows (intervening sections not referenced herein shall remain in effect in accordance with their terms).

2.4.2 Reduction of Commitment. Any Borrower may permanently reduce the Commitment, in whole or in part ratably among the Lenders in integral multiples of $2,000,000, upon at least five Business Day’s written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Commitment may not be reduced below the aggregate principal amount of the outstanding Advances.

6.23 Repayment of Subordinated Debt, Adjustment of Pricing: The US-Borrower and its Subsidiaries shall not make any payment upon any principal of any Subordinated Debt, including by means of repurchasing Debentures, and/or repurchase share or stock capital (subject to the limits of Section 6.13 (iii) hereof) of any class of any such Borrower and Subsidiary, unless the following conditions are met:

(i) No Default or Unmatured Default has occurred and is continuing as of the date of the intended payment of Subordinated Debt or repurchase of share or stock capital, and no Default or Unmatured Default will occur as a consequence of giving effect to said payment or repurchase, as applicable, as evidenced by a certificate to be delivered to the Administrative Agent, signed by the chief financial officer of Richardson Electronics, Ltd. substantially in the form of Exhibit M attached hereto and made a part hereof, stating that as of the date the intended payment of Subordinated Debt or repurchase of share or stock capital no Default or Unmatured Default has occurred and is continuing and further certifying that the representations and warranties contained in Article V of the Agreement are true and correct on and as of said date;

(ii) The representations and warranties contained in Article V are true and correct on as of the date of the intended payment of Subordinated Debt or repurchase of share or stock capital, and they will remain true and correct after giving effect to said payment or repurchase, as applicable;

6.24 Leverage Ratio. The US-Borrower and its Subsidiaries will maintain at all times a Leverage Ratio of less than 3.0 to 1.0 for the fiscal quarter ended December 1, 2007 and the fiscal quarter ended March 1, 2008 and thereafter will at all times maintain a Leverage Ratio of 2.5 to 1.0.

(c) A new Section 6.13 (ix) is hereby added as follows:

6.13 (ix) repurchases of publicly traded shares or stock capital of any class of the US Borrower, which may not exceed $5,000,000 in the aggregate for the period between May 28, 2010 through the Facility Termination Date without the consent of the Required Lenders.

(d) Annex A to the Agreement is hereby deleted in its entirety and replaced with Annex A attached hereto and made a part hereof.

3. Effectiveness. This Amendment shall become effective when the Administrative Agent has received all of the following acknowledged to be satisfactory by the Administrative Agent:

3.1	This Amendment, executed by the requisite signatories;

3.2	A certificate, signed by the chief executive officer of Richardson Electronics, Ltd. substantially in the form of Exhibit I attached hereto and made a part hereof, stating that on the Effective Date (after giving effect to this Amendment) no Default or Unmatured Default has occurred and is continuing and further certifying that the representations and warranties contained in Article V of the Agreement are true and correct on and as of the Effective Date;

3.3	The representations and warranties contained in Section 4 of this Amendment shall be true and correct in all material respects; and

3.4	Such other documents, instruments or approvals (and, if requested by the Administrative Agent, certified duplicates of executed copies thereof) as the Administrative Agent may reasonably request.

4. Representations and Warranties. Each Borrower represents and warrants to the Lenders and the Administrative Agent (which representations and warranties shall become part of the representations and warranties made by such Borrower under the Agreement) that:

4.1	The execution, delivery and performance of this Amendment has been duly authorized by all necessary action and will not require any consent or approval of any person or entity, violate in any material respect any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected;

4.2	No consent, approval or authorization of or declaration or filing with any governmental authority or any non-governmental person or entity, including without limitation, any creditor or partner of any Borrower is required on the part of such Borrower in connection with the execution, delivery and performance of this Amendment or the transactions contemplated thereby and the execution, delivery and performance of this Amendment and the transactions contemplated hereby will not violate the terms of any contract or agreement to which such Borrower is a party;

4.3	The Agreement, as amended hereby, is the legal, valid and binding obligation of each Borrower, enforceable against it in accordance with the terms thereof;

4.4	The most recent financial statements of each Borrower delivered to the Lenders are complete and accurate in all material respects and present fairly the financial condition of such Borrowers as of such date in accordance with generally accepted accounting principles. There has been no adverse material change in the condition of the business, properties, operations or condition, financial or otherwise, of any Borrower since the date of such financial statements which has or could reasonably be expected to have a Material Adverse Effect in respect of the US-Borrower or its Subsidiaries; and

4.5	After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred or exists under the Agreement as of the Effective Date hereof.

5. Acknowledgement and Reaffirmation; No Waiver. Each Borrower hereby ratifies and affirms all of the obligations and undertakings contained in the Agreement and the Agreement remains in full force and effect in accordance with its terms. Each Borrower and each Guarantor hereby acknowledges, agrees and affirms that each document and instrument securing or supporting the obligations and indebtedness owing to the Lenders and Administrative Agent prior to the date of this Amendment remains in full force and effect in accordance with its terms, and that such security and support remains in full force effect as to all obligations under the Agreement.

6. Expenses. The Borrowers jointly and severally agree to pay and save the Lenders and Administrative Agent harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees and expenses of Baker & McKenzie LLP, counsel to the Administrative Agent and certain of the Lenders, in connection with the preparation and review of this Amendment and any related documents.

7. Governing Law. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois.

8. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which together shall constitute the same agreement. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that such delivery shall have the same effect as delivery of an original counterpart thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

[The remainder of this page has been left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

RICHARDSON ELECTRONICS, LTD.

/s/ Edward J. Richardson
By: Edward J. Richardson
Title: Chairman, CEO and President

RICHARDSON ELECTRONICS LIMITED

/s/ Thomas Harbrecht
By: Thomas Harbrecht Title: Director

RICHARDSON ELECTRONICS BENELUX B.V.

/s/ Ada Bulk
By: Ada Bulk
Title: Director

RICHARDSON ELECTRONICS PTE LTD.

/s/ Thomas Harbrecht
By: Thomas Harbrecht Title: Director

RICHARDSON ELECTRONICS PTY LIMITED

/s/ Thomas Harbrecht
By: Thomas Harbrecht
Title: Director

RICHARDSON ELECTRONICS HONG KONG LTD.

/s/ Thomas Harbrecht
By: Thomas Harbrecht
Title: Director

RICHARDSON ELECTRONICS GMBH

/s/ Thomas Harbrecht
By: Thomas Harbrecht
Title: Managing Director

40 W267 Keslinger Road
P.O. Box 393
LaFox, Illinois 60147-0393
Attention: Michelle Perricone
Tel: 630-208-2200
Fax: 630-208-2950

RICHARDSON ELECTRONICS K.K.

/s/ Thomas Harbrecht
By: Thomas Harbrecht
Title: Representative Director

40 W267 Keslinger Road
P.O. Box 393
LaFox, Illinois 60147-0393
Attention: Michelle Perricone
Tel: 630-208-2200
Fax: 630-208-2950

GUARANTOR

THE UNDERSIGNED, EACH A GUARANTOR OF THE OBLIGATIONS UNDER THE AGREEMENT, BEING FAMILIAR WITH THE TERMS OF THE FOREGOING AMENDMENT, HEREBY RATIFIES AND REAFFIRMS ALL SUCH OBLIGATIONS, IN EACH CASE AS SET FORTH IN THOSE CERTAIN GUARANTIES, DATED JULY 27, 2007

RICHARDSON ELECTRONICS, LTD.

/s/ Edward J. Richardson
By: Edward J. Richardson
Title: Chairman, CEO and President

RICHARDSON INTERNATIONAL, INC.

/s/ Edward J. Richardson
By: Edward J. Richardson
Title: President

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,

/s/ Tamara Roehm
By: Tamara Roehm
Title: Banker

LENDERS:

JPMORGAN CHASE BANK, N.A.,

/s/ Tamara Roehm
By: Tamara Roehm
Title: Banker

JP MORGAN EUROPE LIMITED

/s/ Paul F. Hogan
By: Paul F. Hogan
Title: Executive Director

JP MORGAN CHASE BANK, N.A. London Branch, as Overdraft Lender

/s/ Paul F. Hogan
By: Paul F. Hogan
Title: Executive Director

JPMORGAN CHASE BANK, N.A., through its Singapore Branch

/s/ Ruth Lee
By: Ruth Lee
Title: Relationship Executive

JPMORGAN CHASE BANK, N.A., through its Hong Kong Branch

/s/ Coco Chung
By: Coco Chung
Title: Managing Director

EXHIBIT M

OFFICER’S CERTIFICATE

This Certificate is delivered to JPMorgan Chase Bank, N.A., as Administrative Agent by Richardson Electronics, Ltd., pursuant to that certain Revolving Credit Agreement, dated as of July 27, 2007 among the Borrowers named therein, the Lenders set forth on the signature pages thereto and the Administrative Agent identified therein (as amended or modified from time to time, the “Credit Agreement”) as specifically to Section 6.23 (i). All capitalized terms used herein but not defined shall have the respective meanings ascribed thereto in the Credit Agreement. The undersigned, the duly appointed Chief Financial Officer of Richardson Electronics, Ltd., hereby certifies to the Administrative Agent and the Lenders that on the date hereof (i) no Default or Unmatured Default has occurred and is continuing, and (ii) that all the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of the date hereof.

This Certificate is delivered as of                          ,                     .

By:

Its:

ANNEX A

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status
Eurocurrency Rate	1.25%	1.50%	1.75%	2.00%
Commitment Fee	.25%	.25%	.25%	.25%
Floating Rate	0.00%	0.00%	0.00%	0.00%
HIBOR Rate	1.25%	1.50%	1.75%	2.00%
SIBOR Rate	1.25%	1.50%	1.75%	2.00%
Standby Letter of Credit Fee	1.25%	1.50%	1.75%	2.00%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the US-Borrower delivered by the US-Borrower pursuant to this Agreement.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the US-Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.0 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the US-Borrower referred to in the most recent Financials, (i) the US-Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 1.5 or 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the US-Borrower referred to in the most recent Financials, the US-Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 2.0 to 1.0.

“Level IV Status” exists at any date if, in any fiscal quarter of the US-Borrower referred to in the most recent Financials, (i) the US-Borrower has not qualified for Level I Status, Level II Status, and Level III Status and (ii) the average Leverage Ratio is greater than 2.0 to 1.0 but less than 2.5 to 1.0.

“Status” means, at any date of determination, whichever of Level I Status, Level II Status, Level III Status, or Level IV Status.

The US-Borrower’s Status as at the last day of each fiscal quarter (which shall be used to compute the average Leverage Ratio) shall be determined from the then most recent Financials. The numerator upon which the average Leverage Ratio will be calculated shall be based on the sum of daily outstandings for all Loans and Letters of Credit under the Agreement divided by the total number of days in the applicable quarter. The Leverage Ratio shall be computed by dividing such numerator by Adjusted EBITDA calculated for the US-Borrower and its Subsidiaries for the period of the trailing four consecutive fiscal quarters ending on or most recently ended prior to any date of determination. Any adjustment shall be effective commencing five (5) Business Days after the delivery to the Lenders of such Financials. In the event that the US-Borrower shall at any time fail to furnish to the Lenders such Financials (together with a Compliance Certificate) within the time limitations specified by this Agreement, then the maximum Applicable Margin shall apply from the date of such failure until the fifth (5th) Business Day after such Financials (and accompanying Compliance Certificate) are so delivered.

EXHIBIT I

OFFICER’S CERTIFICATE

This Certificate is delivered to JPMorgan Chase Bank, N.A., as Administrative Agent by Richardson Electronics, Ltd., pursuant to that certain Revolving Credit Agreement, dated as of July 27, 2007 among the Borrowers named therein, the Lenders set forth on the signature pages thereto and the Administrative Agent identified therein (as amended or modified from time to time, the “Credit Agreement”). All capitalized terms used herein but not defined shall have the respective meanings ascribed thereto in the Credit Agreement. The undersigned, the duly appointed Chief Financial Officer of Richardson Electronics, Ltd., hereby certifies to the Administrative Agent and the Lenders that on the date hereof (i) no Default or Unmatured Default has occurred and is continuing, and (ii) that all the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of the date hereof.

This Certificate is delivered as of May     , 2010.

By:

Its: